UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2018

Harvest Natural Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10762	77-0196707
(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane, Suite 1000
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

(214) 451-6909

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

In its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2018, Harvest Natural Resources, Inc. (the “Company”) reported on the initiation of its lawsuit against various defendants relating to matters emanating from Harvest’s two prior attempts to sell its Venezuelan assets before it was finally able to successfully sell those assets in a third transaction. In its current Report on Form 8-K filed with the SEC on November 28, 2018, the Company reported that there was one remaining defendant in the lawsuit, Rafael Dano Ramirez Carreno.

On November 30, 2018, the Company filed with the court its motion for default judgment against Mr. Ramirez because he failed to answer, respond, or otherwise defend the claims that the Company brought against him and because the amount of damages sought by the Company is a sum certain or a sum that can be made certain by computation.

On December 20, 2018, the court granted the Company’s motion for default judgment against Mr. Ramirez in the amount of $472,039,552.66. The Company will consider its options to attempt to realize collection on this judgment. There can be no assurances that the Company will be able to successfully realize collection of all or part of the judgment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Date: December 21, 2018	By:	/s/ Harva Dockery
Harva Dockery
Agent

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